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                                                                     Exhibit 4.8

                                [ARAMARK LOGO]

                              ARAMARK Corporation

                                 COMMON STOCK

      Number                                            Shares

THIS CERTIFICATE IS TRANSFERABLE IN          SEE REVERSE FOR CERTAIN DEFINITIONS
NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.     CUSIP [_][_][_][_][_][_] [_][_] [_]
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that:

is the owner of


                  FULLY PAID AND NON-ASSESABLE SHARES OF THE
                  COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

ARAMARK Corporation transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

                                         [ARAMARK Corporation seal appears here]
                                             COUNTERSIGNED AND REGISTERED:
                                                 MELLON INVESTOR SERVICES LLC
                                                                  TRANSFER AGENT
                                                                   AND REGISTRAR

                                                   BY


/s/ Bart J. Colli       /s/ Joseph Neubauer
SECRETARY               CHAIRMAN OF THE BOARD               AUTHORIZED SIGNATURE